UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

CHASE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

[The following communication was made available by Chase Corporation to its customers]

Letter to Customers

Dear Valued Customer,

We are excited to share with you that Chase Corporation has entered into a definitive agreement to be acquired by an affiliate of funds managed by KKR, a leading global investment firm (as applicable, “KKR”).

This transaction will enable us to further deliver on our mission of providing best-in-class protective materials for high-reliability applications across diverse market sectors, including critical applications in electronics, fiber optics, construction, consumer goods, and electric grid infrastructure. KKR’s support will help us drive additional organic growth, expand our pipeline of products and services and bring even more innovative solutions to market. Most importantly, this transaction helps us better serve our customers and their evolving needs.

We currently expect the transaction to close in Q4 of 2023, subject to shareholder approval, in addition to regulatory approvals and other customary closing conditions. In the meantime, there will be no impact on the day-to-day operations of our business or to the quality of the products and services that we offer. Please do not hesitate to reach out to your usual Chase Corporation representative if you have any questions.

Thank you for being a valued customer, and for your support over the years. We are excited about this new chapter in our company's history, and we are eager to continue serving you as we continue our growth trajectory.

Sincerely,

Adam P. Chase	William N. Logan
Chief Executive Officer	Vice President, Sales and Marketing
Chase Corporation	Chase Corporation

Customer FAQs

1.	Why is KKR acquiring Chase Corporation?

An affiliate of investment funds managed by KKR is acquiring Chase Corporation because we are one of the world’s most trusted brands in highly-engineered protective materials for critical applications in electronics, fiber optics, and electric grid infrastructure. With KKR’s expertise, we will have additional resources to enhance our ability to offer our customers the highest quality products and exceptional service.

2.	Who is KKR?

KKR is a leading global investment firm that was founded in 1976. They are long-term investors who partner with leading companies and management teams to build and grow great businesses. KKR makes investments through funds that include their own capital as well as external capital from public pension funds (among others) that fund the benefits and retirements of people who work for local communities.

KKR partners closely with management teams that have track records of success. Their industry knowledge, investment experience, and operational expertise provides KKR with an edge in identifying and creating value in investment opportunities. KKR’s strategy is not only to work as partners with the management of their portfolio companies, but also to assist in the operations of their businesses and leverage all of the resources of their global platform to support the business and enable growth.

3.	What does my business gain as a result of this transaction?

The transaction only enhances our ability to offer you the highest quality products and service. With KKR’s support, we will be able to further expand our pipeline of products and services and bring even more innovative solutions to market, allowing us to better serve and meet your evolving needs.

4.	Will pricing and product offerings change once the transaction is completed?

We do not anticipate any changes in pricing. Certainly, one of the benefits of the transaction is to be able to provide you with new products and services that enable you to achieve your business objectives.

5.	Will you continue to honor the same product warranties once the transaction is completed?

No changes to warranty policy are anticipated.

6.	I just received a quote for [PRODUCT]. Will that quote be honored?

Yes, we will continue to honor all quotes.

7.	Will the warranty for the [PRODUCT] I ordered last month continue to be in effect.

Yes, we will continue to make good on all product warranties.

8.	Will our Chase Corporation sales contact change?

We do not anticipate any change in terms of your sales contact.

9.	Where can I find more information about the transaction?

More information about the transaction is available in the news release issued. You will be able to find the news release, and any Securities and Exchange Commission filings related to the transaction, on the “Investors” section of our website.

Important Information For Investors And Shareholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed transaction between Chase and KKR. In connection with this proposed transaction, Chase may file one or more proxy statements or other documents with the Securities and Exchange Commission (the “SEC”). This communication is not a substitute for any proxy statement or other document Chase may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF CHASE ARE URGED

TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to shareholders of Chase as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Chase through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Chase will be available free of charge on Chase’s internet website at https://chasecorp.com/investor-relations/ or by contacting Chase’s primary investor relation’s contact by email at investorrelations@chasecorp.com or by phone at 781-332-0700.

Participants in Solicitation

Chase, KKR, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Chase is set forth in its Annual Report on Form 10-K for the fiscal year ended August 31, 2022, which was filed with the SEC on November 10, 2022, its proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on December 22, 2022, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports filed on Form 8-K.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

This communication contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this communication that are not statements of historical fact, including statements about Chase’s ability to consummate the proposed transaction and the expected benefits of the proposed transaction, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: (i) the failure to obtain the required vote of Chase’s shareholders, (ii) the timing to consummate the proposed transaction, (iii) the risk that a condition of closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur, (iv) the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated, (v) the diversion of management time on transaction-related issues, (vi) risks related to disruption of management time from ongoing business operations due to the proposed transaction, (vii) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Chase, (viii) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Chase to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, (ix) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger

Agreement, including in circumstances requiring the Company to pay a termination fee, (x) unexpected costs, charges or expenses resulting from the Merger, (xi) potential litigation relating to the Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto, (xii) worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s products and impact the Company’s profitability, (xiii) challenges encountered by the Company in the execution of restructuring programs, (xiv) disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, cyber-security vulnerabilities, foreign currency volatility, swings in consumer confidence and spending, raw material pricing and supply issues, retention of key employees, increases in fuel prices, and outcomes of legal proceedings, claims and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Chase’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of Chase’s Annual Report on Form 10-K for the year ended August 31, 2022 and in the Company’s other filings with the SEC.

These forward-looking statements speak only as of the date of this communication, and Chase does not assume any obligation to update or revise any forward-looking statement made in this communication or that may from time to time be made by or on behalf of the Company.